Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-215574) and Form S-8 (Nos. 333-171350 and 333-197216) of Sabra Health Care REIT, Inc. of our report dated February 22, 2017 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
Irvine, California
February 22, 2017